Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-196496), S-3 (No. 333-196545), S-8 (No. 333-182762) and S-8 (No. 333-191340) of Palo Alto Networks, Inc. of our report dated March 19, 2014 relating to the consolidated financial statements of Cyvera Ltd., which appears in the Current Report on Form 8-K/A of Palo Alto Networks, Inc. dated June 19, 2014.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
June 19, 2014